UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 1, 2011

STANDARD GOLD, INC.

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-14319	84-0991764
(Commission File Number)	(IRS Employer Identification No.)

80 South Eighth Street, Suite 900
Minneapolis, MN  55402

(Address of principal executive offices) (Zip Code)

(612) 349-5277

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2011, Standard Gold, Inc. (the “Company”) reported on a Current Report on Form 8-K that Stephen E. Flechner had agreed to resign from the office of President of the Company.

On June 1, 2011, pursuant to the recommendation of the Compensation Committee of the Company’s Board of Directors, the Company entered into a formal separation agreement (the “Separation Agreement”) with Mr. Flechner, pursuant to which the Company made certain promises for cash payments, stock grants and amendments of Mr. Flechner’s employee stock option agreements in exchange for Mr. Flechner’s resignation as an employee of the Company and a full release of any claims he had against the Company.

The Separation Agreement provided for the following in exchange for Mr. Flechner’s resignation and release of claims (i) issuance to Mr. Flechner of 50,000 shares of the Company’s unregistered common stock; (ii) amendments of the expiration terms of his two employee stock option agreements, such that, Mr. Flechner has until June 1, 2014 to exercise on an aggregate of 1,550,000 options; and (iii) amendment of a February 18, 2011 Lock-Up Agreement with the Company regarding his options, which allows Mr. Flechner to sell up to 5,000 shares on any given day until such sales equal $200,000, after which time the original terms of the Lock-Up Agreement resume.

The above summary of the Separation Agreement is qualified by reference to the actual text of the Separation Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

 (c) Exhibits

Exhibit	Description of Document
10.1	Separation Agreement with Stephen E. Flechner dated June 1, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD GOLD, INC.

Date: June 7, 2011	By:	/s/ Mark D. Dacko
Mark D. Dacko
Chief Financial Officer